EXHIBIT  N4

                                   SCHEDULE A
                                   ----------

                         Hancock Horizon Family of Funds

------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
                                                                                     INSTITUTIONAL
                                TRUST CLASS    CLASS A     CLASS C     CLASS D           SWEEP         INSTITUTIONAL
MONEY MARKET FUNDS                 SHARES        SHARES      SHARES     SHARES       CLASS SHARES       CLASS SHARES
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Treasury Securities Money
Market Fund                          X             X                                       X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Prime Money Market Fund                                                                                       X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------

------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
NON-MONEY                       TRUST CLASS    CLASS A     CLASS C     CLASS D       INSTITUTIONAL     INSTITUTIONAL
MARKET FUNDS                       SHARES        SHARES      SHARES     SHARES    SWEEP CLASS SHARES    CLASS SHARES
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Strategic Income Bond Fund           X             X           X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Value Fund                           X             X           X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Growth Fund                          X             X           X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------
Burkenroad Fund                                    X                       X
------------------------------ --------------- ----------- ----------- ---------- -------------------- ---------------

                                                                       EXHIBIT N

                         HANCOCK HORIZON FAMILY OF FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                           Institutional Class Shares


1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Institutional Class Shares are available to institutional investors investing for their own or their customers' accounts and may require a minimum initial investment (as described in the prospectus).

3.           EXCHANGE PRIVILEGES

             Institutional Class Shares do not currently have an exchange privilege.

4.           VOTING RIGHTS

             Each shareholder of Institutional Class Shares will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Shareholders of Institutional Class Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class Shares (such as a distribution plan or service agreement relating to Institutional Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Class Shares differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Institutional Class Shares do not have a conversion feature.